FOR IMMEDIATE RELEASE
DATE: April 30, 2020

HERITAGE FINANCIAL ANNOUNCES FIRST QUARTER 2020 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•	Diluted earnings per share were $0.33 for the quarter ended March 31, 2020 compared to $0.47 for the linked-quarter ended December 31, 2019 and $0.45 for the quarter ended March 31, 2019.

•	Heritage declared a regular cash dividend of $0.20 per common share on April 29, 2020.

•	Loans receivable, net, increased $73.1 million, or 2.0%, to $3.80 billion at March 31, 2020 from $3.73 billion at December 31, 2019.

•	Total deposits increased $35.3 million, or 0.8%, to $4.62 billion at March 31, 2020 from $4.58 billion at December 31, 2019.

•	Non-maturity deposits as a percentage of total deposits were 88.6% at March 31, 2020, which is unchanged compared to December 31, 2019.

•	Net interest margin increased to 4.06% for the quarter ended March 31, 2020 compared to 4.02% for the linked-quarter ended December 31, 2019.

•	Adopted the Current Expected Credit Losses (“CECL”) accounting standard effective January 1, 2020.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank ("Bank"), today reported that the Company had net income of $12.2 million for the quarter ended March 31, 2020 compared to $17.1 million for the linked-quarter ended December 31, 2019 and $16.6 million for the quarter ended March 31, 2019. Diluted earnings per share for the quarter ended March 31, 2020 was $0.33 compared to $0.47 for the linked-quarter ended December 31, 2019 and $0.45 for the quarter ended March 31, 2019. Financial results for the quarter ended March 31, 2020 included a provision for credit losses on loans of $10.0 million as a result of adopting CECL and reflects forecasted credit deterioration due to the Coronavirus ("COVID-19") pandemic.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage commented, "We are pleased with our performance and progress in the first quarter, despite the challenges from COVID-19 and a rapid decrease in interest rates. We believe Heritage is well positioned to navigate these challenges and we will continue to benefit from our core deposit franchise and conservative credit culture, while maintaining our focus on a stable net interest margin and expense management. Further, the robust liquidity and capital position on our balance sheet provides us with a solid foundation to address challenges and take advantage of opportunities."

CARES Act and Paycheck Protection Program (PPP)
In response to the global challenges from the COVID-19 pandemic, the Company is now offering a variety of relief options designed to support our clients and communities, including participating in the U.S. Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”) in accordance with the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 ("CARES Act"). These SBA loans are designed to help small businesses remain viable and enable them to pay their employees. As of April 26, 2020, the Bank has funded 2,817 PPP loans totaling $687.1 million with an average loan size of $244,000. The Bank earns 1.0% interest on these loans as well as a fee from the SBA based on the size of the loan.
Mr. Deuel added, “We are very pleased to have been able to provide funding to so many small businesses in our local communities. Of the over 2,800 PPP loans we have funded through April 26th, over 50% were for loans under $100,000 and over 80% for loans under $350,000.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of Period End or for the Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands, except per share amounts)
Net income	$12,191	$17,126	$16,552
Diluted earnings per share	$0.33	$0.47	$0.45
Return on average assets (1)	0.88%	1.22%	1.26%
Return on average equity (1)	6.08%	8.42%	8.76%
Return on average tangible common equity (1)	9.46%	12.94%	13.94%
Net interest margin	4.06%	4.02%	4.34%
Cost of total deposits (1)	0.37%	0.39%	0.33%
Efficiency ratio	64.20%	61.93%	63.84%
Noninterest expense to average total assets (1)	2.70%	2.57%	2.79%
Total assets	$5,587,300	$5,552,970	$5,342,099
Loans receivable, net	$3,804,836	$3,731,708	$3,660,279
Total deposits	$4,617,948	$4,582,676	$4,393,715
Loan to deposit ratio (2)	83.4%	82.2%	84.1%
Book value per share	$22.25	$22.10	$21.09
Tangible book value per share	$15.10	$15.07	$14.03
(1) Annualized
(2) Loans receivable divided by deposits
Loans receivable, net increased $73.1 million, or 2.0%, to $3.80 billion at March 31, 2020 from $3.73 billion at December 31, 2019 due primarily to increases in total commercial and industrial loans of $37.5 million, non-owner occupied commercial real estate loans of $23.5 million and real estate construction and land development loans of $12.4 million. The increase in commercial and industrial loans was driven primarily by an increase in funding on existing commercial lines of credit of $29.7 million during the three months ended March 31, 2020. The commercial and industrial loans utilization rate was 40.2% and 35.8% at March 31, 2020 and December 31, 2019, respectively.
The following table summarizes the Company's loan portfolio by type of loan and amortized cost at the dates indicated:

	March 31, 2020		December 31, 2019		March 31, 2019
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$889,685	23.1%	$852,220	22.6%	$841,456	22.7%
Owner-occupied commercial real estate	805,636	20.9	805,234	21.4	784,291	21.2
Non-owner occupied commercial real estate	1,312,308	34.1	1,288,779	34.2	1,333,895	36.1
Total commercial business	3,007,629	78.1	2,946,233	78.2	2,959,642	80.0
One-to-four family residential	136,782	3.5	131,660	3.5	106,076	2.9
Real estate construction and land development:
One-to-four family residential	98,730	2.6	104,296	2.8	109,906	3.0
Five or more family residential and commercial properties	188,304	4.9	170,350	4.5	125,948	3.4

Total real estate construction and land development	287,034	7.5	274,646	7.3	235,854	6.4
Consumer	420,931	10.9	415,340	11.0	397,652	10.7
Loans receivable	3,852,376	100.0%	3,767,879	100.0%	3,699,224	100.0%
Allowance for credit losses on loans	(47,540)		(36,171)		(36,152)
Loans receivable, net	$3,804,836		$3,731,708		$3,663,072
Total deposits increased $35.3 million, or 0.8%, to $4.62 billion at March 31, 2020 from $4.58 billion at December 31, 2019 due primarily to increases in money market accounts of $124.4 million, or 16.5%, to $878.1 million and in interest bearing demand deposits of $24.3 million, or 1.8%, to $1.37 billion, partially offset by decreases in savings accounts of $83.5 million, or 16.4%, to $425.6 million and in noninterest bearing demand deposits of $31.3 million, or 2.2%, to $1.42 billion. The increase in money market account and the decrease in savings accounts was primarily due to the transfer between deposit accounts of $95.3 million from a large public depositor. Non-maturity deposits as a percentage of total deposits remained constant at 88.6% at both March 31, 2020 and December 31, 2019.
The following table summarizes the Company's deposits at the dates indicated:

	March 31, 2020		December 31, 2019		March 31, 2019
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Noninterest bearing demand deposits	$1,415,177	30.6%	$1,446,502	31.6%	$1,338,675	30.5%
Interest bearing demand deposits	1,373,091	29.7	1,348,817	29.4	1,293,828	29.4
Money market accounts	878,075	19.0	753,684	16.4	740,518	16.9
Savings accounts	425,616	9.3	509,095	11.2	499,568	11.3
Total non-maturity deposits	4,091,959	88.6	4,058,098	88.6	3,872,589	88.1
Certificates of deposit	525,989	11.4	524,578	11.4	521,126	11.9
Total deposits	$4,617,948	100.0%	$4,582,676	100.0%	$4,393,715	100.0%
Prepaid expenses and other assets increased $16.7 million, or 10.2%, to $180.8 million at March 31, 2020 from $164.1 million at December 31, 2019 primarily as a result of an increase in the fair value of back-to-back interest rate swap contracts of $19.8 million with a corresponding increase in accrued expenses and other liabilities for the same amount.
Total stockholders’ equity decreased $10.9 million, or 1.3%, to $798.4 million at March 31, 2020 from $809.3 million at December 31, 2019. Changes in stockholders' equity during the three months ended March 31, 2020 were as follows:

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(In thousands)
Balance, beginning of period	$809,311	$804,127	$760,723
Cumulative effect from change in accounting policy (1)	(5,615)	—	(399)
Net income	12,191	17,126	16,552
Accumulated other comprehensive gain (loss), net	7,914	(2,147)	8,016
Dividends paid	(7,343)	(10,673)	(6,662)
Shares repurchased	(19,060)	(1)	(802)
Other	1,040	879	763
Balance, end of period	$798,438	$809,311	$778,191
(1) Effective January 1, 2020, Company adopted ASU 2016-13, Financial Instruments - Credit Losses. Effective January 1, 2019, the Company adopted ASU 2016-02, Leases.
During the quarter ended March 31, 2020, the Company repurchased the remaining 639,922 shares of its common stock available under the previous stock repurchase plan at a weighted average price per share of $23.95, or $15.3 million. The Company commenced a new stock repurchase plan on March 12, 2020, and repurchased 155,778 shares of its common stock under that plan at a weighted average price per share of $20.34, or $3.2 million during the quarter ended March 31, 2020. As of March 31, 2020, there were 1.6 million shares available for repurchase under the new stock repurchase plan. The new stock repurchase plan was suspended on March 18, 2020 and will be monitored with the opportunity to reinstitute when the Company deems it appropriate.
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	March 31, 2020	December 31, 2019	March 31, 2019
Capital Ratios:
Stockholders' equity to total assets	14.3%	14.6%	14.6%
Tangible common equity to tangible assets	10.2%	10.4%	10.2%
Common equity Tier 1 capital to risk-weighted assets (1)	11.2%	11.5%	11.8%
Tier 1 leverage capital to average quarterly assets (1)	10.4%	10.6%	10.7%
Tier 1 capital to risk-weighted assets (1)	11.6%	12.0%	12.2%
Total capital to risk-weighted assets (1)	12.5%	12.8%	13.0%
(1) As of March 31, 2020, the capital measures reflect the revised CECL capital transition provisions adopted by the Federal Reserve and the FDIC, that allow us the option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period.
Donald J. Hinson, Executive Vice President and Chief Financial Officer, commented, “We continue to maintain a strong capital position which has allowed us to maintain our dividend this quarter in spite of an uncertain economic environment. Although we were active in stock buybacks in the first quarter, we halted our buybacks in March and will not resume buybacks until we are confident we can fully understand the impact of COVID-19 pandemic on our long-term capital position."

Allowance for Credit Losses on Loans
Effective January 1, 2020, the Bank adopted the Financial Accounting Standard Board's Accounting Standards Update 2016-13: Financial Instruments: Credit Losses (Topic 326), as amended, and commonly referred to as the Current Expected Credit Loss model ("CECL"), under the modified retrospective method. The adoption replaced the allowance for loan losses with the allowance for credit losses ("ACL") on loans on the Condensed Consolidated Statements of Financial Condition and replaced the related provision for loan losses with the provision for credit losses on loans on the Condensed Consolidated Statements of Income. Upon adoption, the Bank recorded an increase in the beginning ACL on loans of $1.8 million, increasing the ACL on loans as a percentage of loans receivable to 1.01% as compared to 0.96% at December 31, 2019 prior to adoption. The adoption of CECL also included transition of purchase credit impaired ("PCI") loans to purchase credit deteriorated ("PCD") loans. The Bank elected to account for the PCD loans individually, terminating the pools of loans that were previously accounted for under Accounting Standards Codification 310-30. Upon adoption, an ACL was determined for PCI loans, resulting in an aggregate ACL of $370,000, which was a decrease of $1.9 million from the allowance for loans losses of $2.3 million for these loans at December 31, 2019, as calculated under the prior incurred loss methodology.
The ACL on PCD loans was added to the loans' carrying amount to establish a new PCD amortized cost basis. The difference between the unpaid principal balance and the new amortized cost basis of the PCD loan is the noncredit premium or discount, which will be amortized into interest income over the remaining life of the loan. The PCD transition resulted in a net noncredit discount of $4.3 million, or an increase of $1.5 million in the net purchased discount, from the pre-adoption amount of $2.8 million. The total net purchased discount, including the non-PCI loans, was $9.9 million at January 1, 2020 compared to $8.4 million as of December 31, 2019. The net purchased discount was $9.0 million at March 31, 2020.
Excluding the impacts of the adoption, the ACL on loans increased $9.5 million, or 25.1%, to $47.5 million at March 31, 2020. The increase was due primarily to provision for credit losses on loans of $10.0 million which reflects forecasted credit deterioration due to the COVID-19 pandemic.
The Bank recognized net charge-offs of $417,000 during the quarter ended March 31, 2020. Net charge-offs included commercial and industrial loan charge-offs of $1.1 million, including $373,000 related to one lending relationship, partially offset by the full recovery of an agricultural lending relationship charge-off of $963,000 recorded during the quarter ended December 31, 2019. Net charge-offs were $1.9 million for the linked-quarter ended December 31, 2019 and net recoveries were $190,000 for the same quarter in 2019.

The Company believes that its ACL on loans is appropriate to provide for current expected credit losses in the loan portfolio at March 31, 2020.

Credit Quality
Nonperforming assets decreased to 0.63% of total assets at March 31, 2020 compared to 0.82% of total assets at December 31, 2019. The decrease was due primarily to the payment in full of an agricultural lending relationship of $7.8 million and the payment in full of a commercial business relationship of $2.3 million.
Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(In thousands)
Balance, beginning of period	$44,525	$41,497	$13,696
Addition of previously classified pass graded loans	255	764	—
Addition of previously classified potential problem loans (1)	2,579	1,043	6,189
Addition of previously classified TDR loans	—	4,686	—
Net principal payments, transfer to OREO, and transfer to accruing status	(12,570)	(2,216)	(2,393)
Charge-offs	(626)	(1,249)	(39)
Balance, end of period	$34,163	$44,525	$17,453
(1) Includes $1.3 million of loans which were previously pooled PCI loans and were converted to PCD loans upon adoption of CECL.
The ACL on loans to nonaccrual loans increased to 139.16% at March 31, 2020 compared to an allowance for loan losses to nonaccrual loans of 81.24% at December 31, 2019. The increase was due primarily to the increase in the ACL on loans and the decrease in nonaccrual loans, both as discussed above.
The increase in the ratio of nonperforming assets to total assets was unaffected by other real estate owned as the balance was $841,000 at both March 31, 2020 and December 31, 2019.
Potential problem loans increased $14.4 million, or 16.4%, to $102.2 million at March 31, 2020 compared to $87.8 million at December 31, 2019. The increase was primarily attributed to the addition of four commercial business relationships totaling $18.1 million which were downgraded as a result of impacts from the COVID-19 pandemic and eight commercial business relationships totaling $7.8 million which were downgraded to increase oversight of these credits due to other issues. The activity for the three months ended March 31, 2020 also includes payment in full of three commercial and industrial relationships totaling $4.7 million.
Changes in potential problem loans during the periods indicated were as follows:

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(In thousands)
Balance, beginning of period	$87,788	$85,314	$101,320
Addition of previously classified pass graded loans	29,919	23,498	9,779
Upgrades to pass graded loan status	(476)	(8,367)	—
Net principal payments	(9,825)	(10,537)	(13,521)
Transfers of loans to nonaccrual and TDR status	(5,239)	(2,120)	(3,303)
Charge-offs	—	—	(187)
Balance, end of period	$102,167	$87,788	$94,088
We believe we are taking the steps necessary to effectively manage our portfolio through the ongoing uncertainty surrounding the duration, impact and government response to the COVID-19 pandemic. The primary method of relief is to allow the borrower up to 90-day loan payment deferments, although we have also allowed borrowers to pay interest only payments, waived loan late fees, and suspended foreclosure proceedings.

Operating Results
Net interest income decreased $558,000, or 1.1%, to $48.6 million for the quarter ended March 31, 2020 from $49.1 million for the linked-quarter ended December 31, 2019 due primarily to a decrease in the yield of interest earning assets as a result of decreases in interest rates on adjustable rate instruments, following significant decreases in the federal funds target rate by the Federal Reserve in response to the COVID-19 pandemic. Net interest income decreased $1.2 million, or 2.5%, compared to $49.8 million for the same period in 2019 due to a decrease in the yield of interest earning assets, primarily as a result of a downward shift in the yield curve and a lagging decrease in the cost of interest bearing deposits.
The federal funds target rate history since December 31, 2018 is as follows:

Change Date	Rate (%)	Rate Change (%)
December 31, 2018	2.25 - 2.50%	N/A
July 31, 2019	2.00 - 2.25%	-0.25%
September 18, 2019	1.75 - 2.00%	-0.25%
October 30, 2019	1.50 - 1.75%	-0.25%
March 3, 2020	1.00 - 1.25%	-0.50%
March 15, 2020	0.00 - 0.25%	-1.00%
Net interest margin increased four basis points to 4.06% for the quarter ended March 31, 2020 from 4.02% for the linked-quarter ended December 31, 2019 due to primarily to changes in the mix of interest earning assets. Average interest earning assets decreased $37.9 million, or 0.8%, from the linked-quarter due to a decrease in average interest earning deposits of $55.5 million, or 30.7%, which generally earns at a lesser rate than other assets, offset partially by an increase in average loans receivable, net of $29.4 million, or 0.8%. Net interest margin decreased 28 basis points from 4.34% for the quarter ended March 31, 2019 due to decreases in yields of all interest earning assets and an increase in the cost of total interest bearing liabilities.
Loan yield decreased three basis points to 4.97% for the quarter ended March 31, 2020 from 5.00% for the linked-quarter ended December 31, 2019 due primarily to decreases in short-term market rates. The loan yield decrease was offset partially by a change in the mix of the loan portfolio. Average total real estate construction and land development ("construction") loans increased by $25.9 million, or 88.0% of the $29.4 million increase in average loans receivable during the quarter ended March 31, 2020. During the quarter ended March 31, 2020 and the linked-quarter ended December 31, 2019, construction loan yields were 5.77% and 6.20%, respectively. The loan yield decrease as compared to linked-quarter was also partially offset by the favorable impact of the change in nonaccrual loan activity of seven basis points.
Loan yield decreased 26 basis points from 5.23% for the quarter ended March 31, 2019 due primarily to decreases in short-term market rates.
Incremental accretion on purchased loans was impacted by the PCI to PCD transition during the quarter ended March 31, 2020, as explained in the Allowance for Credit Losses section above, which increased the net purchase discount under the modified retrospective method allowed under the CECL adoption. The impact on loan yield from incremental accretion on purchased loans was 11 basis points for both the quarter ended March 31, 2020 and the linked-quarter ended December 31, 2019 and decreased four basis points from 0.15% for the quarter ended March 31, 2019. The incremental accretion and the impact to loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.

The following table presents the net interest margin, loan yield and the effect of the incremental accretion on purchased loans on these ratios for the periods presented below:

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands)
Yield non-GAAP reconciliations:(2)
Net interest margin (GAAP)	4.06%	4.02%	4.34%
Exclude impact on net interest margin from incremental accretion on purchased loans(1)	(0.08)%	(0.08)%	(0.12)%
Net interest margin, excluding incremental accretion on purchased loans (non- GAAP)(1)	3.98%	3.94%	4.22%

Loan yield (GAAP)	4.97%	5.00%	5.23%
Exclude impact on loan yield from incremental accretion on purchased loans(1)	(0.11)%	(0.11)%	(0.15)%
Loan yield, excluding incremental accretion on purchased loans (non-GAAP)(1)	4.86%	4.89%	5.08%

Incremental accretion on purchased loans(1)	$1,012	$997	$1,373

(1)
Represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified under ASU 2016-13 adoption. The purchased discount is accreted into income over the remaining life of the loan.

(2)	See Non-GAAP Financial Measures section herein.
The yield on the aggregate investment portfolio increased nine basis points to 2.74% for the quarter ended March 31, 2020 from 2.65% for the linked-quarter ended December 31, 2019 due primarily to an increase in the prepayments of investment securities during the period, including the recognition of related discounts, offset partially by a decrease in market interest rates impacting adjustable rate securities. The yield decreased nine basis points from 2.83% for the quarter ended March 31, 2019 due to decreases in market interest rates impacting adjustable rate securities.
The cost of total deposits decreased two basis points to 0.37% during the quarter ended March 31, 2020 from 0.39% during the linked-quarter ended December 31, 2019 due primarily to a decrease in market interest rates. Cost of total deposits increased four basis points from 0.33% during the same quarter in 2019 due to competitive pressures and the lag in deposit repricing.
The following table presents the provision for credit losses for the periods presented below:

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(In thousands)
Provision for Credit Losses
Provision for credit losses on loans	$9,964	$1,558	$920
Reversal of provision for credit losses on unfunded commitments	(2,018)	—	—
Total	$7,946	$1,558	$920
The Company recorded provision for credit losses on loans of $10.0 million during the quarter ended March 31, 2020 due primarily to forecasted credit deterioration due to the impact of the COVID-19 pandemic. The provision for loan losses for the linked-quarter ended December 31, 2019 and for the same period in 2019 were estimated under the previously utilized incurred loss methodology. The amount of provision for credit losses on loans during the quarter ended March 31, 2020 was necessary to increase the ACL on loans to an amount that management determined to be appropriate at March 31, 2020 based on its adopted CECL methodology.
The Company recorded reversal of provision for credit losses on unfunded commitments of $2.0 million during the quarter ended March 31, 2020 primarily as a result of a decrease in the unfunded commercial construction loan balance resulting from increased funding of the underlying projects during the quarter ended March 31, 2020. The ACL for unfunded commitments was increased $3.7 million on January 1, 2020 as part of the CECL adoption. The Company did not record provision (reversal of provision) for credit losses on unfunded commitments during the linked-quarter ended December 31, 2019 or for the same period in 2019 under the incurred loss methodology.
Noninterest income increased $469,000, or 5.2%, to $9.5 million for the quarter ended March 31, 2020 from $9.0 million for the linked-quarter ended December 31, 2019 due primarily to gain on sale of investment securities, net of $1.0 million as a result of our active management of the portfolio in the current environment. The increase in noninterest income was also due to an increase in other noninterest income due primarily to a bank owned life insurance death benefit payout during the quarter ended March 31, 2020. These increases in noninterest income were offset partially by decreases in interest rate swap fees and gain on sale of loans, net during the quarter ended March 31, 2020 from lower transaction volume. Noninterest income increased $2.1 million, or 27.6%, from $7.4 million for the same period in 2019 due primarily to the increases in gain on sale of investment securities and other noninterest income mentioned previously.
Noninterest expense increased $1.3 million, or 3.5%, to $37.3 million for the quarter ended March 31, 2020 from $36.0 million for the linked-quarter ended December 31, 2019 due primarily to an increase in compensation and employee benefits as a result of higher payroll taxes as annual limitations have not been realized and employee benefits primarily a result of the cost of new medical plans, and an increase in marketing expense due to the timing of contributions to community sponsorships.
Noninterest expense increased $735,000, or 2.0%, compared to $36.5 million for the quarter ended March 31, 2019 due primarily an increase in compensation and employee benefits as a result of an increase in salaries and related payroll taxes, an increase in benefits as previously mentioned, and an increase in stock compensation expense. The increase in noninterest expense was partially offset by a decrease in federal deposit insurance premium expense as a result of a small bank credit awarded by the Federal Deposit Insurance Corporation ("FDIC") recognized during the quarter ended March 31, 2020. The Bank has $139,000 in small bank credits on future assessments remaining as of March 31, 2020, which may be recognized in future periods when allowed for by the FDIC upon insurance fund levels being met.
Income tax expense was $640,000 for the quarter ended March 31, 2020 compared to $3.4 million for the linked-quarter ended December 31, 2019 and $3.2 million for the quarter ended March 31, 2019. The effective tax rate was 5.0% for the quarter ended March 31, 2020 compared to 16.7% for the linked-quarter ended December 31, 2019 and 16.3% for the quarter ended March 31, 2019. The decrease in the effective tax rate from the linked-quarter ended December 31, 2019 and quarter ended March 31, 2019 was due to lower pre-tax income (also reflecting increasing tax-exempt investments) and a provision in CARES Act, which permitted the Company to recognize a $1.0 million benefit from net operating losses related to prior acquisitions during the quarter ended March 31, 2020.

Dividends
On April 29, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share, which is unchanged compared to the quarterly dividend paid in the prior quarter. The dividends are payable on May 27, 2020 to shareholders of record as of the close of business on May 13, 2020.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on April 30, 2020 at 11:00 a.m. Pacific time. To access the call, please dial (877) 692-8955 -- access code 2317360 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through May 14, 2020 by dialing (866) 207-1041 -- access code 3443789.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 62 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and year-to-date results and facilitate comparison of our performance with the performance of our peers. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(Dollar amounts in thousands, except per share amounts)
Tangible common equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$798,438	$809,311	$804,127	$796,625	$778,191
Exclude intangible assets	(256,649)	(257,552)	(258,527)	(259,502)	(260,528)
Tangible common equity (non-GAAP)	$541,789	$551,759	$545,600	$537,123	$517,663

Total assets (GAAP)	$5,587,300	$5,552,970	$5,515,185	$5,376,686	$5,342,099
Exclude intangible assets	(256,649)	(257,552)	(258,527)	(259,502)	(260,528)
Tangible assets (non-GAAP)	$5,330,651	$5,295,418	$5,256,658	$5,117,184	$5,081,571

Stockholders' equity to total assets (GAAP)	14.3%	14.6%	14.6%	14.8%	14.6%
Tangible common equity to tangible assets (non-GAAP)	10.2%	10.4%	10.4%	10.5%	10.2%

Shares outstanding	35,888,494	36,618,729	36,618,381	36,882,771	36,899,138
Book value per share (GAAP)	$22.25	$22.10	$21.96	$21.60	$21.09
Tangible book value per share (non-GAAP)	$15.10	$15.07	$14.90	$14.56	$14.03

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollar amounts in thousands)
Return on average tangible common equity, annualized:
Net income (GAAP)	$12,191	$17,126	$16,552
Exclude amortization of intangible assets	903	975	1,025
Exclude tax effect of adjustment	(190)	(205)	(215)
Tangible net income (non-GAAP)	$12,904	$17,896	$17,362

Average stockholders' equity (GAAP)	$806,071	$806,868	$766,451
Exclude average intangible assets	(257,234)	(258,177)	(261,194)
Average tangible common stockholders' equity (non-GAAP)	$548,837	$548,691	$505,257

Return on average equity, annualized (GAAP)	6.08%	8.42%	8.76%
Return on average tangible common equity, annualized (non-GAAP)	9.46%	12.94%	13.94%

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands)
Net interest margin, excluding incremental accretion on purchased loans, annualized and loan yield, excluding incremental accretion on purchased loans, annualized:
Net interest income (GAAP)	$48,557	$49,115	$49,788
Exclude incremental accretion on purchased loans	(1,012)	(997)	(1,373)
Adjusted net interest income (non-GAAP)	$47,545	$48,118	$48,415

Average total interest earning assets, net	$4,811,769	$4,849,708	$4,649,259
Net interest margin, annualized (GAAP)	4.06%	4.02%	4.34%
Net interest margin, excluding incremental accretion on purchased loans, annualized (non-GAAP)	3.98%	3.94%	4.22%

Interest and fees on loans (GAAP)	$46,277	$46,864	$46,699
Exclude incremental accretion on purchased loans	(1,012)	(997)	(1,373)
Adjusted interest and fees on loans (non-GAAP)	$45,265	$45,867	$45,326

Average loans receivable, net	$3,748,573	$3,719,128	$3,622,494
Loan yield, annualized (GAAP)	4.97%	5.00%	5.23%
Loan yield, excluding incremental accretion on purchased loans, annualized (non-GAAP)	4.86%	4.89%	5.08%

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	March 31, 2020	December 31, 2019
Assets
Cash on hand and in banks	$105,097	$95,039
Interest earning deposits	57,816	133,529
Cash and cash equivalents	162,913	228,568
Investment securities available for sale, at fair value, net (amortized cost of $937,828 and $939,160 at March 31, 2020 and December 31, 2019)	961,092	952,312
Loans held for sale	3,808	5,533
Loans receivable	3,852,376	3,767,879
Allowance for credit losses on loans	(47,540)	(36,171)
Loans receivable, net	3,804,836	3,731,708
Other real estate owned	841	841
Premises and equipment, net	87,958	87,888
Federal Home Loan Bank stock, at cost	6,661	6,377
Bank owned life insurance	106,756	103,616
Accrued interest receivable	14,940	14,446
Prepaid expenses and other assets	180,846	164,129
Other intangible assets, net	15,710	16,613
Goodwill	240,939	240,939
Total assets	$5,587,300	$5,552,970

Liabilities and Stockholders' Equity
Deposits	$4,617,948	$4,582,676
Junior subordinated debentures	20,668	20,595
Securities sold under agreement to repurchase	11,792	20,169
Accrued expenses and other liabilities	138,454	120,219
Total liabilities	4,788,862	4,743,659

Common stock	568,439	586,459
Retained earnings	211,707	212,474
Accumulated other comprehensive gain, net	18,292	10,378
Total stockholders' equity	798,438	809,311
Total liabilities and stockholders' equity	$5,587,300	$5,552,970

Shares outstanding	35,888,494	36,618,729

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Interest income:
Interest and fees on loans	$46,277	$46,864	$46,699
Taxable interest on investment securities	5,639	5,585	5,823
Nontaxable interest on investment securities	756	755	950
Interest on other interest earning assets	420	739	335
Total interest income	53,092	53,943	53,807
Interest expense:
Deposits	4,216	4,479	3,603
Junior subordinated debentures	285	313	354
Other borrowings	34	36	62
Total interest expense	4,535	4,828	4,019
Net interest income	48,557	49,115	49,788
Provision for credit losses	7,946	1,558	920
Net interest income after provision for credit losses	40,611	47,557	48,868
Noninterest income:
Service charges and other fees	4,376	4,603	4,485
Gain on sale of investment securities, net	1,014	1	15
Gain on sale of loans, net	547	811	252
Interest rate swap fees	296	919	—
Other income	3,247	2,677	2,677
Total noninterest income	9,480	9,011	7,429
Noninterest expense:
Compensation and employee benefits	22,506	21,939	21,914
Occupancy and equipment	5,731	5,513	5,458
Data processing	2,360	2,361	2,173
Marketing	866	461	1,098
Professional services	1,377	1,280	1,173
State/municipal business and use taxes	757	777	798
Federal deposit insurance premium	—	5	285
Other real estate owned, net	25	12	86
Amortization of intangible assets	903	975	1,025
Other expense	2,735	2,674	2,515
Total noninterest expense	37,260	35,997	36,525
Income before income taxes	12,831	20,571	19,772
Income tax expense	640	3,445	3,220
Net income	$12,191	$17,126	$16,552

Basic earnings per share	$0.34	$0.47	$0.45
Diluted earnings per share	$0.33	$0.47	$0.45
Dividends declared per share	$0.20	$0.29	$0.18

Average number of basic shares outstanding	36,342,090	36,597,048	36,825,532
Average number of diluted shares outstanding	36,596,641	36,824,470	37,010,640

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Other Real Estate Owned:
Balance, beginning of period	$841	$841	$1,983
Additions from transfer of loan	270	—	—
Proceeds from dispositions	(266)	—	(79)
Loss on sales, net	(4)	—	—
Balance, end of period	$841	$841	$1,904

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Allowance for Credit Losses on Loans:
Balance, beginning of period	$36,171	$36,518	$35,042
Impact of CECL adoption	1,822	—	—
Adjusted balance, beginning of period	37,993	36,518	35,042
Provision for credit losses on loans	9,964	1,558	920
Charge-offs:
Commercial business	(1,222)	(1,509)	(103)
One-to-four family residential	—	(15)	(15)
Real estate construction and land development	—	(133)	—
Consumer	(375)	(451)	(586)
Total charge-offs	(1,597)	(2,108)	(704)
Recoveries:
Commercial business	1,069	55	159
One-to-four family residential	3	—	—
Real estate construction and land development	14	9	618
Consumer	94	139	117
Total recoveries	1,180	203	894
Net (charge-offs) recoveries	(417)	(1,905)	190
Balance, end of period	$47,540	$36,171	$36,152
Net charge-offs on loans to average loans, annualized	0.04%	0.20%	(0.02)%

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Allowance for Credit Losses on Unfunded Commitments:
Balance, beginning of period	$306	$306	$306
Impact of CECL adoption	3,702	—	—
Adjusted balance, beginning of period	4,008	306	306
Reversal of provision for credit losses on unfunded commitments	(2,018)	—	—
Balance, end of period	$1,990	$306	$306

	March 31, 2020	December 31, 2019
Nonperforming Assets:
Nonaccrual loans (1):
Commercial business	$33,908	$44,320
One-to-four family residential	163	19
Consumer	92	186
Total nonaccrual loans	34,163	44,525
Other real estate owned	841	841
Nonperforming assets	$35,004	$45,366

Restructured performing loans	$19,309	$14,469
Accruing loans past due 90 days or more	—	—
Potential problem loans (2)	102,167	87,788
ACL on loans to:
Loans receivable	1.23%	0.96%
Nonaccrual loans	139.16%	81.24%
Nonperforming loans to loans receivable	0.89%	1.18%
Nonperforming assets to total assets	0.63%	0.82%

(1)	At March 31, 2020 and December 31, 2019, $20.0 million and $26.3 million of nonaccrual loans were also considered troubled debt restructured loans, respectively.

(2)
Potential problem loans are loans classified as Special Mention or worse that are not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms.

	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$3,748,573	$46,277	4.97%	$3,719,128	$46,864	5.00%	$3,622,494	$46,699	5.23%
Taxable securities	815,686	5,639	2.78	826,541	5,585	2.68	820,981	5,823	2.88
Nontaxable securities (3)	122,153	756	2.49	123,177	755	2.43	149,825	950	2.57
Interest earning deposits	125,357	420	1.35	180,862	739	1.62	55,959	335	2.43
Total interest earning assets	4,811,769	53,092	4.44%	4,849,708	53,943	4.41%	4,649,259	53,807	4.69%
Noninterest earning assets	748,443			707,390			668,066
Total assets	$5,560,212			$5,557,098			$5,317,325
Interest Bearing Liabilities:
Certificates of deposit	$528,009	$2,012	1.53%	$526,247	$2,027	1.53%	$502,153	$1,440	1.16%
Savings accounts	434,459	188	0.17	508,924	572	0.45	507,670	674	0.54
Interest bearing demand and money market accounts	2,201,921	2,016	0.37	2,101,001	1,880	0.36	2,051,046	1,489	0.29
Total interest bearing deposits	3,164,389	4,216	0.54	3,136,172	4,479	0.57	3,060,869	3,603	0.48
Junior subordinated debentures	20,620	285	5.56	20,548	313	6.04	20,328	354	7.06
Securities sold under agreement to repurchase	19,246	33	0.69	22,360	36	0.64	33,055	47	0.58
FHLB advances and other borrowings	989	1	0.41	—	—	—	1,849	15	3.29
Total interest bearing liabilities	3,205,244	4,535	0.57%	3,179,080	4,828	0.60%	3,116,101	4,019	0.52%
Demand and other noninterest bearing deposits	1,420,247			1,462,683			1,332,223
Other noninterest bearing liabilities	128,650			108,467			102,550
Stockholders’ equity	806,071			806,868			766,451
Total liabilities and stockholders’ equity	$5,560,212			$5,557,098			$5,317,325
Net interest income		$48,557			$49,115			$49,788
Net interest spread			3.87%			3.81%			4.17%
Net interest margin			4.06%			4.02%			4.34%
Average interest earning assets to average interest bearing liabilities			150.12%			152.55%			149.20%

(1)	Annualized.

(2)
The average loan balances presented in the table are net of allowances for credit losses on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.

(3)	Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Earnings:
Net interest income	$48,557	$49,115	$50,243	$50,536	$49,788
Provision for credit losses	7,946	1,558	466	1,367	920
Noninterest income	9,480	9,011	8,458	7,564	7,429
Noninterest expense	37,260	35,997	36,719	37,547	36,525
Net income	12,191	17,126	17,895	15,984	16,552
Basic earnings per share	$0.34	$0.47	$0.49	$0.43	$0.45
Diluted earnings per share	$0.33	$0.47	$0.48	$0.43	$0.45
Average Balances:
Loans receivable, net	$3,748,573	$3,719,128	$3,677,405	$3,654,475	$3,622,494
Investment securities	937,839	949,718	952,559	979,532	970,806
Total interest earning assets	4,811,769	4,849,708	4,736,704	4,681,588	4,649,259
Total assets	5,560,212	5,557,098	5,416,391	5,350,805	5,317,325
Total interest bearing deposits	3,164,389	3,136,172	3,056,551	3,031,256	3,060,869
Total noninterest bearing deposits	1,420,247	1,462,683	1,416,336	1,345,917	1,332,223
Stockholders' equity	806,071	806,868	801,393	782,719	766,451
Financial Ratios:
Return on average assets (1)	0.88%	1.22%	1.31%	1.20%	1.26%
Return on average common equity (1)	6.08	8.42	8.86	8.19	8.76
Return on average tangible common equity (1)	9.46	12.94	13.66	12.89	13.94
Efficiency ratio	64.20	61.93	62.55	64.62	63.84
Noninterest expense to average total assets (1)	2.70	2.57	2.69	2.81	2.79
Net interest margin	4.06	4.02	4.21	4.33	4.34
Net interest spread	3.87	3.81	4.01	4.13	4.17
(1) Annualized

	As of Period End or for the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Select Balance Sheet:
Total assets	$5,587,300	$5,552,970	$5,515,185	$5,376,686	$5,342,099
Loans receivable, net	3,804,836	3,731,708	3,694,825	3,681,920	3,660,279
Investment securities	961,092	952,312	966,102	960,680	985,009
Deposits	4,617,948	4,582,676	4,562,257	4,347,708	4,393,715
Noninterest bearing demand deposits	1,415,177	1,446,502	1,429,435	1,320,743	1,338,675
Stockholders' equity	798,438	809,311	804,127	796,625	778,191
Financial Measures:
Book value per share	$22.25	$22.10	$21.96	$21.60	$21.09
Tangible book value per share	15.10	15.07	14.90	14.56	14.03
Stockholders' equity to total assets	14.3%	14.6%	14.6%	14.8%	14.6%
Tangible common equity to tangible assets	10.2	10.4	10.4	10.5	10.2
Loans to deposits ratio	83.4	82.2	81.8	85.5	84.1
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.23%	0.96%	0.98%	0.98%	0.98%
Nonperforming loans	139.16	81.24	88.00	188.51	207.14
Nonperforming loans to loans receivable	0.89	1.18	1.11	0.52	0.47
Nonperforming assets to total assets	0.63	0.82	0.77	0.38	0.36
Net charge-offs (recoveries) on loans to average loans receivable, net	0.04	0.20	0.03	0.13	(0.02)
Criticized Loans by Credit Quality Rating:
Special mention	$61,968	$48,859	$51,267	$64,634	$49,330
Substandard	89,510	93,413	90,204	89,274	78,329
Doubtful/Loss	—	524	524	524	524
Other Metrics:
Number of banking offices	62	62	62	62	63
Average number of full-time equivalent employees	877	889	877	880	878
Deposits per branch	$74,483	$73,914	$73,585	$70,124	$69,742
Average assets per full-time equivalent employee	$6,342	$6,253	$6,176	$6,082	$6,054